UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

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May 14, 2008

Your Vote Is Important.

The Special Meeting of Shareholders of the DWS Funds has been adjourned to June 13, 2008.

We have not yet received your vote relating to the proposals that will be addressed at this Special Meeting. Voting now will help ensure that we receive enough votes to hold the Special Meeting as scheduled, and help save your Fund the cost of additional mailings and calls to shareholders.

Please vote now so we receive your vote in time for the adjourned Special Meeting of Shareholders on June 13, 2008.

Voting is easy and takes only a few minutes. Choose one of the following methods:

•        Log on to the website noted on your proxy card, enter your control number printed on the card, and vote by following the on-screen prompts.

•        Call the phone number on the proxy card, enter the control number printed on the card and follow the touchtone prompts.

•        Mail in your signed proxy card in the envelope provided.

If you have questions regarding the proposals or voting process, or need additional copies of the materials, call your Fund’s proxy solicitor, D.F. King & Co., Inc. toll-free at (800) 714-3305.

The solicitor may call you if we do not receive your vote.

Thank you for your participation in this important matter.

Q&A

To date, we have not received your vote on the proposals that will be addressed at the Special Meeting of Shareholders of the DWS Funds which has been adjourned to June 13, 2008. The following is a re-print of an overview of the proposals included in your Fund’s proxy statement which was mailed to you earlier. The following should be read in conjunctions with your Fund’s proxy statement.

Your vote is important to your Fund. Thank you for your participation in this important matter.

PROPOSAL TO APPROVE AN AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

(Money Market Portfolio)

Q.	Why am I being asked to vote on an Investment Management Agreement?

A.	The proposed Investment Management Agreement is part of a broader program initiated by Deutsche Investment Management Americas Inc. (“DIMA”), the Fund’s investment adviser, to simplify and to standardize the expense structures and related contracts for the DWS Funds. Currently, the management agreement for the Fund includes the provision by DIMA of both investment advisory and administrative services, and the management fee payable by the Fund compensates DIMA for both types of services. DIMA has proposed to divide the current management agreement into two separate agreements with two separate fees – an amended and restated agreement for investment advisory services and a new agreement for administrative services. You are being asked to vote on the proposed amended and restated Investment Management Agreement because the Investment Company Act of 1940, as amended (the “1940 Act”), requires shareholder approval of the Investment Management Agreement for your Fund. You are not being asked to vote on the proposed new administrative services agreement, which requires only Board approval.

Q.	Will the services provided and fees charged by DIMA change if shareholders approve the Investment Management Agreement?

A.	In the aggregate, the scope of services provided to your Fund by DIMA and the fees paid to DIMA are expected to remain the same. For information regarding the effect of these changes on your Fund’s fees, please see the tables on page 18-19 of the Proxy Statement.

Q.	Why does my Fund’s Board recommend this proposal?

A.	The Board that oversees your Fund believes that the amended and restated Investment Management Agreement would benefit your Fund because the Board would have greater flexibility to make future changes regarding your Fund’s administrative services arrangements that it believes to be in the best interests of the Funds without the time and expense of seeking shareholder approval. Under the terms of the amended arrangements, it would be possible for DIMA to propose, and the Board to approve (without shareholder approval), increases in the fees paid for administrative services.

Q.	What will happen if shareholders do not approve the Investment Management Agreement?

A.	If shareholders of your Fund do not approve the amended and restated Investment Management Agreement, DIMA will continue to manage your Fund pursuant to the Fund’s current management agreement.

Q&A continued

PROPOSAL TO APPROVE A SUBADVISER APPROVAL POLICY

(Money Market Portfolio)

Q.	Why am I being asked to vote on this proposal?

A.	DIMA is seeking to amend the current policy on appointing and terminating subadvisers or sub-subadvisers and amending subadvisory agreements or sub-subadvisory agreements. Under the current policy, consistent with applicable law, shareholders must approve any subadvisory contract or sub-subadvisory contract with another investment adviser. The proposal, if adopted, would permit DIMA, subject to the approval of your Fund’s Board, including a majority of the Independent Board Members, and to the receipt of an exemptive order from, or a permissive rule adopted by, the Securities and Exchange Commission, to terminate a subadviser or sub-subadviser and hire another subadviser or sub-subadviser, as applicable, or materially amend an existing subadvisory agreement or sub-subadvisory agreement. The proposal, if adopted, would apply to both subadvisers and sub-subadvisers who are affiliated with DIMA as well as those who are not affiliated with DIMA.

Q.	Why did my Fund’s Board recommend this proposal?

A.	Although your Fund does not currently have a subadviser, your Fund’s Board recommends this proposal in order to provide DIMA with greater flexibility in selecting, supervising and evaluating any subadvisers in the future without incurring additional expense and potential delays in seeking shareholder approval, while remaining subject to Board oversight and supervision.

PROPOSAL TO APPROVE THE REVISION OF

FUNDAMENTAL INVESTMENT POLICIES

(Money Market Portfolio)

Q.	Why am I being asked to vote for the revision of my Fund’s fundamental investment policies?

A.	Your Fund’s Board is seeking to revise, and in some cases remove, certain of your Fund’s current fundamental investment policies. In order to revise investment policies that are “fundamental,” the 1940 Act requires shareholder approval.

Q.	Why did my Fund’s Board recommend this proposal?

A.	Your Fund’s Board, together with DIMA, has reviewed your Fund’s fundamental investment policies with the goals of simplifying them and conforming them with the fundamental investment policies of other DWS Funds. This will simplify the process of monitoring compliance with investment policies. This Proposal seeks shareholder approval of changes intended to further these goals.

Q.	What effect would the revisions to my Fund’s fundamental investment policies have on my Fund?

A.	The proposed revised policies do not affect the investment objectives of your Fund, which would remain unchanged (except that for certain funds, investment objectives that are currently “fundamental” are proposed to be made “nonfundamental,” which means they could be changed by board action without shareholder approval). Except as discussed in Proposal III.C.i and Proposal IV.B in the Proxy Statement, the proposed

Q&A continued

modifications are not expected to significantly affect the manner in which your Fund is managed. However, if certain changes are approved (e.g., greater authority to borrow money or to purchase restricted securities) and a Fund utilizes that increased authority, a Fund may be subject to higher risks than previously.

PROPOSAL TO APPROVE THE RECLASSIFICATION OF INVESTMENT

OBJECTIVES FROM FUNDAMENTAL TO NON-FUNDAMENTAL

(Money Market Portfolio)

Q.	Why am I being asked to vote for the reclassification of the investment objective of my Fund from fundamental to non-fundamental?

A.	In order to reclassify an investment objective from fundamental to non-fundamental, shareholder approval is necessary.

Q.	Why did my Fund’s board recommend this proposal?

A.	There is no requirement that a fund’s investment objective be fundamental. If approved by shareholders, this proposal would allow the board to change the Fund’s investment objective when the board believes it is in the best interests of the Fund or when necessary to comply with possible future regulatory changes.

PROPOSAL TO APPROVE THE RECLASSIFICATION OF INVESTMENT

POLICIES FROM FUNDAMENTAL TO NON-FUNDAMENTAL

(Money Market Portfolio)

Q.	Why am I being asked to vote for the reclassification of the investment policies of my Fund from fundamental to non-fundamental?

A.	In order to reclassify an investment policy from fundamental to non-fundamental, shareholder approval is necessary.

Q.	Why did my Fund’s board recommend this proposal?

A.	Each Fund’s prospectus currently contains a statement that characterizes the investment policies of the Fund as fundamental, unless otherwise stated. This statement is overbroad and, therefore, creates difficulty in operating a Fund and for current or potential shareholders of a Fund in determining which policies of the Fund are fundamental. There is no requirement that a fund’s investment policy be fundamental. If approved by shareholders, this proposal would allow the board to change the Fund’s investment policy when the board believes it is in the best interests of the Fund or when necessary to comply with possible future regulatory changes.

PROPOSAL TO APPROVE THE AMENDED AND RESTATED DECLARATION OF TRUST

(Government & Agency Securities Portfolio and Money Market Portfolio)

Q.	Why am I being asked to vote on this proposal?

A.	DIMA is seeking to amend your Fund’s current Declaration of Trust. Under your Fund’s current Declaration of Trust and Massachusetts state law, the proposed amendments require shareholder approval.

Q&A continued

Q.	What is a Declaration of Trust?

A.	A Declaration of Trust is the constitutional document that governs the corporate actions of a fund that is part of a Massachusetts business trust. A Declaration of Trust sets forth, among other things, details regarding the organization of the fund, shareholder rights, powers of the board of a fund and the characteristics of fund shares. Shareholders of funds that are part of a Massachusetts business trust will be asked to vote to approve an Amended and Restated Declaration of Trust. The notice for the upcoming special meeting indicates which Funds are series of which Trust.

Q.	Why did my Fund’s Board recommend this Proposal?

A.	Your Fund’s Board believes that it is in the best interests of the Funds to use the opportunity presented by this shareholder meeting to modernize the Funds’ current Declarations of Trust and to make them as uniform as possible across all of the Massachusetts business trusts that the proposed consolidated Board would oversee. It is anticipated that the overall effect of these changes will be to make the administration of the Funds more efficient and to provide more flexibility for the operations of the Funds, within the limits of applicable law.

Q.	What effect would the adoption of an Amended and Restated Declaration of Trust have on my Fund?

A.	A description of the primary differences between your Fund’s current Declaration of Trust and the Amended and Restated Declaration of Trust is set forth in Proposal V of the Proxy Statement. Adoption of an Amended and Restated Declaration of Trust will not alter in any way the Board Members’ existing duties of care and loyalty, nor will your Fund’s current investments and investment policies change by virtue of the adoption of an Amended and Restated Declaration of Trust.

GENERAL

Q.	How can I vote?

A.	You can vote in any one of four ways:

(1)	Via the Internet, by going to the website listed on your proxy card;

(2)	By telephone, with a toll-free call to the number listed on your proxy card;

(3)	By mail, by sending the enclosed proxy card, signed and dated, to us in the enclosed envelope; or

(4)	In person, by attending the special meeting.

We encourage you to vote over the Internet or by telephone, following the instructions that appear on your proxy card. Whichever method you choose, please take the time to read the full text of the Proxy Statement before you vote.

Q.	Whom should I call for additional information about the attached proxy statement?

A.	Please call D.F. King & Co., your Fund’s proxy solicitor, at 1-800-714-3305.

DWS FUNDS VOTING ALTERNATIVES

YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY! VOTE BY TELEPHONE OR VIA THE INTERNET

The proposals you are being asked to vote on are summarized on the reverse side.

VOTE BY INTERNET	VOTE BY TELEPHONE

It is fast and convenient, and your vote is immediately confirmed and recorded.	Call TOLL-FREE on a touch-tone telephone.

Follow these four easy steps to vote online:	Follow these four easy steps to vote via telephone:

1. Read the proxy statement and voting form. 2. Go to the Web site www.proxyvote.com. 3. Enter your 12-digit Control Number located on your voting form. 4. Follow the instructions provided.	1. Read the proxy statement and voting form. 2. Call TOLL-FREE 1 -800-454-8683. 3. Enter your 12-digit Control Number located on your voting form. 4. Follow the recorded instructions.

You can also return the voting form by mail in the enclosed envelope. Vote promptly to avoid unnecessary solicitation costs.

BEN